Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated April 14, 2009, with respect to the financial statements of Cord Blood America, Inc., and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

December 28, 2009